UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 23, 2012

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                   On January 23, 2012, Joseph Driscoll notified Summer Infant, Inc. (the “Company”) of his intention to terminate his employment with the Company and resign from his positions as Chief Financial Officer and Secretary of the Company in order to take a similar position at another public company.  Mr. Driscoll will continue in his current positions until the effective date of his resignation, which is currently expected to be after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Item 7.01	Regulation FD Disclosure.

On January 26, 2012, the Company issued a press release announcing the resignation of Joseph Driscoll, Chief Financial Officer and Secretary of the Company.  A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)                                   Exhibits.

Exhibit
Number	Description

99.1	Press release issued January 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: January 26, 2012	By:	/s/ Jason Macari
Jason Macari
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release issued January 26, 2012.